Exhibit 99.3

MICROSEMI CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisitions of Advanced Power Technology, Inc. (“APT”) in April 2006 and PowerDsine, Ltd. (collectively the “Transactions”) on our consolidated financial statements. The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of Microsemi Corporation (as adjusted for the APT acquisition) and PowerDsine, Ltd. (“PowerDsine”,) which are included herein.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the PowerDsine acquisition as if it had been completed on October 1, 2006 and due to different fiscal period ends, combines Microsemi’s October 1, 2006, audited consolidated balance sheet with PowerDsine’s September 30, 2006 unaudited consolidated balance sheet. The unaudited pro forma condensed combined income statement gives pro forma effect to the Transactions as if they had been completed on October 2, 2005 and combines Microsemi’s audited consolidated income statement for the fiscal year ended October 1, 2006 (as adjusted for the APT acquisition) with PowerDsine’s unaudited consolidated statement of operations for the 12-month period ended September 30, 2006.

The pro forma adjustments are based upon available information and certain assumptions that Microsemi believes are reasonable under the circumstances. A final determination of fair values relating to the merger may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of PowerDsine that existed as of the date of the completion of the merger. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Microsemi and PowerDsine with the United States Securities and Exchange Commission.

MICROSEMI CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 1, 2006

(In thousands)

	Historical Microsemi	Historical PowerDsine	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$165,415	$13,401	$(170,413	)(2)	$19,686
			(3,717	)(3)
			15,000	(7)
Short term investments	—	26,018	—		26,018
Accounts receivable, net	70,260	6,532	—		76,792
Inventories	88,643	2,057	437	(4)	91,137
Deferred income taxes	13,482	—	—		13,482
Other current assets, including assets held for disposition	8,223	2,262	—		10,485

Total current assets	346,023	50,270	(158,693)		237,600

Investments in marketable debt securities	—	37,329	—		37,329
Property and equipment, net	65,018	1,724	—		66,742
Goodwill	51,546	—	115,177	(1)	166,723
Intangible assets, net	45,253	—	25,780	(5)	71,033
Other assets	2,150	1,944	—		4,094

TOTAL ASSETS	$509,990	$91,267	$(17,736)		$583,521

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturity of long-term liabilities	$400	$—	$—		$400
Accounts payable	20,533	1,232	—		21,765
Accrued liabilities	25,874	7,894	—		33,768
Income taxes payable	5,181	—	—		5,181
Deferred revenue	—	2,596	(2,596	)(6)	—

Total current liabilities	51,988	11,722	(2,596)		61,114

Deferred income taxes and other liabilities	4,875	2,371	15,000	(7)	22,246

Stockholders’ equity:
Common stock	14,316	138	(138	)(8)	14,945
			629	(8)
Capital in excess of par value of common stock	324,298	134,738	(134,738	)(8)	392,473
			56,354	(8)
			11,821	(9)
Retained earnings/(deficit)	114,439	(57,311)	57,311	(8)	92,669
			(21,770	)(10)
Accumulated other comprehensive income (loss)	74	(391)	391	(8)	74

Total stockholders’ equity	453,127	77,174	(30,140)		500,161

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$509,990	$91,267	$(17,736)		$583,521

(1)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to PowerDsine’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the merger. The preliminary estimated consideration is allocated as follows (in thousands):

Calculation of consideration:
Cash consideration to PowerDsine stockholders (2)	$170,413
Estimated direct transaction fees and expenses (3)	3,717
Fair value of 3,143 Microsemi shares issued to PowerDsine stockholders (8)	56,983
Fair value of vested equity awards assumed by Microsemi (9)	11,821

Total consideration	242,934

Preliminary allocation of consideration:
Book value of PowerDsine’s net assets	77,174
Adjustments to historical net book value:
Inventory (4)	437
Intangible assets (5)	25,780
Deferred revenue (6)	2,596
In-process research and development (10)	21,770

Adjustment to goodwill	$115,177

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of PowerDsine that existed as of the date of the completion of the merger. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

(2)	Cash consideration to PowerDsine stockholders based upon approximately 20.6 million PowerDsine shares outstanding as of January 9, 2007 at $8.25 per share, in addition to cash consideration for fractional shares.

(3)	Represents the estimated payment of direct transaction fees and expenses.

(4)	Represents the estimated adjustment to mark up inventory to fair value.

(5)	Of the total estimated purchase price, we allocated $18.9 million to completed technologies that are expected to amortize over a life of 4 years; $1.6 million in backlog that is expected to amortize over a life of one year; $3.2 million to customer relationships that are expected to amortize over a life of 4 years; and $2.0 million in tradename / trademark that is expected to amortize over a life of 5 years. We expect to utilize the straight line method of amortization. This adjustment is preliminary and is based on our estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation. A $1.0 million increase or decrease in value allocated to completed technologies or customer relationships would increase or decrease annual amortization by approximately $0.3 million.

Identification and allocation of value to the identified intangible assets was based on the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations,” (“FAS 141”). The fair value of the identified intangible assets was estimated by performing a discounted cash flow analysis using the “income” approach. This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk. The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.

The estimates of expected useful lives are based on guidance from FAS 141. The useful lives of completed technologies rights are based on the number of years in which net cash flows have been projected. The useful lives of customer relationships are estimated based upon the length of the relationships currently in place, historical attrition patterns and natural growth and diversification of other potential customers. The useful lives of backlog are estimated based upon the fulfillment period.

Assumptions used in forecasting cash flows for each of the identified intangible assets included consideration of the following:

•	Historical performance including sales and profitability.

•	Business prospects and industry expectations.

•	Estimated economic life of asset.

•	Development of new technologies.

•	Acquisition of new customers.

•	Attrition of existing customers.

•	Obsolescence of technology over time.

The factors that contributed to a purchase price resulting in the recognition of goodwill include:

•	The premium paid over the pre-merger announcement market capitalization of PowerDsine.

•	An increase in our stock price subsequent to the merger announcement with PowerDsine.

•	Our belief that the merger will create a more diverse semiconductor company with expansive offerings which will enable us to expand our product offerings.

•

Our belief that we are each committed to improving cost structures and that our combined efforts after the merger should result in a realization of cost savings and an improvement of overall efficiencies.

(6)	Represents the estimated adjustment to reflect deferred revenue at fair value.

(7)	Represents borrowings incurred to fund the cash consideration to PowerDsine shareholders and transactions fees and expenses.

(8)	Represents the acquisition of 100% of the equity of PowerDsine in exchange for approximately 3.1 million shares of Microsemi common stock and includes the elimination of PowerDsine’s historical equity accounts at October 1, 2006.

(9)	Represents a preliminary estimate of fair value of converted and vested PowerDsine stock options and restricted stock awards. Converted and vested PowerDsine stock options were valued using the Black-Scholes option pricing model with the following weighted-average assumptions:

Risk free interest rate	5.1%
Expected dividend yield	None
Expected life	0.3 years
Expected volatility	36.2%

(10)	Represents the estimated charge for in-process research and development (“IPR&D”). IPR&D represents the present value of the estimated after-tax cash flows expected to be generated by purchased technologies that, as of the acquisition dates, had not yet reached technological feasibility. The IPR&D projects were valued through the application of discounted cash flow analyses, taking into account key characteristics of each technology including its future prospects, the rate of technological change in the industry, product life cycles, risks specific to the project, and the project’s stage of completion. Stage of completion was estimated by considering the time, cost, and complexity of tasks completed prior to the acquisition, versus the project’s overall expected cost, effort and risks required for achieving technological feasibility. In the application of the discounted cash flow analyses, PowerDsine’s management provided a revenue forecasts for each IPR&D project. The projection was based on the expected date of market introduction, an assessment of customer needs, the expected pricing and cost structure of the related products, product life cycles, and the importance of existing technology relative to the in-process technology. In addition, the costs expected to complete the project were added to the operating expenses to calculate the operating income for each IPR&D project. As certain other assets contribute to the cash flow attributable to the assets being valued, returns to these other assets were calculated and deducted from the pre-tax operating income to isolate the economic benefit solely attributable to each of the in-process technologies. The present value of IPR&D was calculated based on discount rates recommended by the American Institute of Certified Public Accountants IPR&D Practice Aid, which depend on the stage of completion and the additional risk associated with the completion of the IPR&D project. The earnings associated with the incomplete technologies were discounted at a rate of 17.6%, five percentage points higher than the PowerDsine’s cost of capital.

This valuation is preliminary and is based on PowerDsine’s estimates. The amount ultimately allocated to in-process research and development may differ from this preliminary allocation. This charge has been excluded from the unaudited pro forma condensed combined income statements as it is directly attributed to the merger and is non-recurring.

MICROSEMI CORPORATION

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

FOR THE 12-MONTHS ENDED OCTOBER 1, 2006

(In thousands, except per share amounts)

	Pro Forma Microsemi (9)	Historical PowerDsine	Pro Forma Adjustments		Pro Forma Combined
Net sales	$411,801	$32,488	$—		$444,289
Cost of sales	232,364	17,998	437	(1)	250,453
			(346	)(2)

Gross profit	179,437	14,490	(91)		193,836

Operating expenses:

Selling and general and administrative	69,548	17,246	839	(2)	87,633
Amortization of intangible assets	8,044	—	7,566	(3)	15,610
Research and development costs	28,134	9,083	(826	)(2)	36,391
Restructuring charges	2,716	1,545	—		4,261
Other gain of less, net	13	(551)	—		(538)

Total operating expenses	108,455	27,323	7,579		143,357

Operating income	70,982	(12,833)	(7,670)		50,479

Other income (expenses):

Interest expense	(167)	—	(797	)(4)	(964)
Interest income	4,772	2,732	(4,772	)(5)	2,732
Other, net	68	—	—		68

Total other income (expenses)	4,673	2,732	(5,569)		1,836

Income before income taxes	75,655	(10,101)	(13,239)		52,315

Provision for income taxes	31,283	44	(1,091	)(6)	30,236

Net income	$44,372	$(10,145)	$(12,148)		$22,079

Earnings per share:
Basic	$0.62				$0.30

Diluted	$0.59				$0.28

Weighted-average common shares outstanding:
Basic	71,742				74,829	(7)

Diluted	74,707				78,450	(8)

(1)	Represents additional cost of goods sold related to the purchase accounting adjustment to mark up inventory to fair value.

(2)	Represents the net change in amortization expense related to the vesting of converted PowerDsine stock options and Microsemi stock options granted to existing PowerDsine employees compared to amortization expense of unconverted PowerDsine stock options.

(3)	Reflects amortization of intangibles related to the fair value of intangible assets acquired. Calculation of pro forma amortization expense is as follows (in thousands):

	Asset Amount	Useful Life (Years)	Amortization Expense
Completed technology	$18,890	4	$4,723
Backlog	1,630	1	1,630
Customer relationships	3,220	4	805
Tradename / trademark	2,040	5	408

	$25,780		$7,566

(4)	Represents interest expense from borrowings incurred to fund the cash consideration of the PowerDsine acquisition and related expenses. The pro forma interest expense arises from the additional borrowings has been computed based upon $15.0 million in average borrowings and an average interest rate of 5.3%.

(5)	Represents an elimination of Microsemi interest income based on the cash consideration of the PowerDsine acquisition and transaction fees and expenses.

(6)	Reflects the pro forma tax effect on the above adjustments based on a zero percent tax rate at PowerDsine resulting from tax holidays and the tax effect on the decrease in Microsemi interest income.

(7)	Reflects the additional dilutive effect for the pro forma period from the issuance of approximately 3.1 million shares of Microsemi common stock to PowerDsine stockholders.

(8)	Reflects the issuance of approximately 3.1 million shares of Microsemi common stock to PowerDsine stockholders and the dilutive effect of 1.9 million Microsemi stock options and restricted stock awards exchanged for PowerDsine stock options and restricted stock awards

(9)	Pro forma Microsemi amounts have been adjusted to give pro forma effect to the acquisition of Advanced Power Technology, Inc. as if that transaction had occurred on October 2, 2005.

MICROSEMI CORPORATION

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

FOR THE 12-MONTHS ENDED OCTOBER 1, 2006

(In thousands, except per share amounts)

	Historical Microsemi	Historical APT	Pro Forma Adjustments		Pro Forma Microsemi
Net sales	$370,477	$42,081	$(757	)(1)	$411,801
Cost of sales	205,676	27,812	(271	)(1)	232,364
			(666	)(2)
			(187	)(4)

Gross profit	164,801	14,269	367		179,437

Operating expenses:

Selling and general and administrative	60,354	8,972	222	(4)	69,548
In-process research & development	15,300	—	(15,300	)(5)	—
Amortization of intangible assets	3,850	71	(71	)(2)	8,044
			4,194	(3)
Research and development costs	25,030	3,118	(14	)(4)	28,134
Restructuring charges	2,444	272	—		2,716
Other gain of less, net	13	—	—		13

Total operating expenses	106,991	12,433	(10,969)		108,455

Operating income	57,810	1,836	11,336		70,982

Other income (expenses):

Interest expense	(162)	(5)	—		(167)
Interest income	4,922	310	(460	)(6)	4,772
Other, net	7	61	—		68

Total other income (expenses)	4,767	366	(460)		4,673

Income before income taxes	62,577	2,202	10,876		75,655
Provision for income taxes	26,912	21	4,350	(7)	31,283

Net Income	$35,665	$2,181	$6,526		$44,372

Earnings per share:
Basic	$0.52				$0.62

Diluted	$0.50				$0.59

Weighted-average common shares outstanding:
Basic	68,887				71,742	(8)

Diluted	71,816				74,707	(8)

Notes to Unaudited Pro Forma Condensed Combined Income Statement

(1)	Eliminates sales and cost of sales for product sold by APT to Microsemi.

(2)	Reflects the elimination of amortization expense that was recorded by APT based on historical intangible asset balances.

(3)	Reflects seven months of amortization of intangibles related to the fair value of intangible assets acquired. Calculation of pro forma amortization expense is as follows (in thousands):

	Asset Amount	Useful Life (Years)	Amortization Expense
Completed technology	$38,030	8	$2,773
Customer relationships	3,250	8	237
Backlog	2,030	1	1,184

	$43,310		$4,194

(4)	Represents the net change in amortization expense related to the vesting of converted APT stock options and Microsemi stock options granted to existing APT employees compared to amortization expense of unconverted PowerDsine stock options.

(5)	The charge for in-process research and development recorded by Microsemi has been excluded from the unaudited pro forma condensed combined income statement as it was directly attributed to the merger and non-recurring.

(6)	Represents a reduction in interest income due to the cash consideration paid to APT stockholders at the effective interest rate of 3.58%. For the pro forma period, a 1/8-percentage point increase or decrease in interest rate earned on cash and cash equivalents would have a $9,000 increase or decrease in interest income.

(7)	Reflects the pro forma tax effect of the above adjustments at an estimated statutory rate of 40.0%.

(8)	Reflects the additional dilutive effect for the pro forma period from the issuance of approximately 4.8 million shares of Microsemi common stock to APT stockholders.